Exhibit 99.1

TOPGOLF CALLAWAY BRANDS ANNOUNCES FIRST QUARTER 2023 RESULTS
HIGHLIGHTS
•Q1 2023 revenue and Adjusted EBITDA exceeded expectations
•Topgolf delivered same venue sales growth of 11% compared to Q1 2022, marking six consecutive quarters of reported same venue sales growth
•Topgolf venue profitability and return metrics are improving versus the Company’s previously disclosed long-term targets
•Completed debt refinancing, resulting in lower cost of debt, extended debt maturities, improved liquidity and a more unified and simplified financial structure
•Company remains on track to be free cash flow positive by end of year and increases midpoint of full year 2023 revenue and Adjusted EBITDA guidance
CARLSBAD, CA /May 9, 2023/ Topgolf Callaway Brands Corp. (the “Company” or “Topgolf Callaway Brands”) (NYSE: MODG) announced its financial results for the first quarter ended March 31, 2023.
“Our first quarter results exceeded expectations, driven primarily by the impressive performance of our new and existing Topgolf venues and Paradym, our latest innovation in golf club design,” commented Chip Brewer, President and Chief Executive Officer of Topgolf Callaway Brands. “The Modern Golf consumer remains engaged and our brands continue to be well-positioned to benefit from the sustained momentum in off-course and on-course golf. Investing in our unique and attractive portfolio of leading brands continues to be our priority, and we have even more conviction in the long-term growth prospects for the business, announcing today increased Topgolf venue profitability and return targets. We remain on track to be free cash flow positive for Topgolf and the total Company in 2023, and we are committed to meeting or exceeding our long-term financial targets.”

CONSOLIDATED RESULTS
The Company announced the following GAAP and non-GAAP financial results for the three months ended March 31, 2023 and 2022:

GAAP RESULTS
(in millions, except percentages and per share data)	Three Months Ended March 31,
	2023	2022	Change	% Change
Net revenues	$1,167.4	$1,040.2	$127.2	12.2%
Income from operations	80.5	94.3	(13.8)	(14.6)%
Other expense, net	(59.7)	(23.3)	(36.4)	156.2%
Income before income taxes	20.8	71.0	(50.2)	(70.7)%
Income tax benefit	(4.2)	(15.7)	11.5	(73.2)%
Net income	$25.0	$86.7	$(61.7)	(71.2)%
Earnings per share - diluted	$0.13	$0.44	$(0.31)	(70.5)%

NON-GAAP RESULTS

Non-GAAP results exclude certain non-recurring and non-cash adjustments as defined in the Additional Information and Disclosures section of this release. The Company has also provided a reconciliation of the non-GAAP information to the most directly comparable GAAP information in the tables to this release.

(in millions, except percentages and per share data)	Three Months Ended March 31,
	2023	2022	Change	% Change
Net revenues	$1,167.4	$1,040.2	$127.2	12.2%
Income from operations	91.0	106.0	(15.0)	(14.2)%
Other expense, net	(48.4)	(22.1)	(26.3)	119.0%
Income before income taxes	42.6	83.9	(41.3)	(49.2)%
Income tax provision	9.4	13.0	(3.6)	(27.7)%
Net income	$33.2	$70.9	$(37.7)	(53.2)%
Earnings per share - diluted	$0.17	$0.36	$(0.19)	(52.8)%
Adjusted EBITDA	$157.3	$169.8	$(12.5)	(7.4)%

CONSOLIDATED RESULTS COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)
The Company reported better-than-expected financial results for the first quarter and finished the quarter ahead of plan. Net revenues grew 12.2%, or 15.1% on a constant currency basis, including 11% Topgolf same venue sales growth and a 28.0% increase in Active Lifestyle revenue. The Company achieved this result despite a $29.4 million negative impact from changes in foreign currency rates.

The Company’s operating performance was also ahead of plan during the first quarter. Income from operations decreased 14.6%, but non-GAAP income from operations increased 2.2% on a constant currency basis. See Segment Commentary below for further detail on segment operating income.

Net income decreased $61.7 million or $37.7 million on a non-GAAP basis, which exceeded expectations. This non-GAAP decrease includes an $18.6 million increase in interest expense related to higher interest rates and increased interest related to new Topgolf venues, $17.3 million negative foreign currency translation impact on operating income, and a $7.2 million decrease in other income net hedge gains. Adjusted EBITDA decreased 7.4%, or increased by 2.8% on a constant currency basis.

SEGMENT RESULTS
SEGMENT NET REVENUES
The table below provides net revenues by segment for the three months ended March 31, 2023 and 2022:

	Reported Results for the
(in millions, except percentages)	Three Months Ended March 31,
	2023	2022	% Change
Topgolf	$403.5	$322.0	25.3%
Golf Equipment	443.7	468.0	(5.2)%
Active Lifestyle	320.2	250.2	28.0%
Total Segment Net Revenues	$1,167.4	$1,040.2	12.2%
Constant Currency Total Segment Net Revenues			15.1%

SEGMENT OPERATING INCOME
The table below provides the breakout of segment operating income for the three months ended March 31, 2023 and 2022:

	Reported Results for the
(in millions, except percentages)	Three Months Ended March 31,
	2023	2022	Change
Topgolf	$2.8	$6.5	(56.9)%
% of segment revenue	0.7%	2.0%	(132)	bps
Golf Equipment	81.6	100.8	(19.0)%
% of segment revenue	18.4%	21.5%	(310)	bps
Active Lifestyle	37.3	26.7	39.7%
% of segment revenue	11.6%	10.7%	98	bps
Total Segment Operating Income	$121.7	$134.0	(9.2)%
% of segment revenue	10.4%	12.9%	(246)	bps
Constant Currency Total Segment Operating Income			3.7%

SEGMENT COMMENTARY
(All comparisons to prior periods are calculated on a year-over-year basis, unless otherwise noted)

•Topgolf
•Segment revenue increased $81.5 million (or 25.3%, 25.9% constant currency) and same venue sales grew approximately 11%, reflecting the brand’s strong resonance with the Modern Golf consumer.
•Segment operating income decreased $3.7 million to $2.8 million due to planned investments in marketing and labor. Operating margins exceeded the Company’s expectations driven by increased efficiencies within the venues.

•Segment Adjusted EBITDA increased $6.6 million (or 15.9%) to $48.1 million due to improved operational efficiencies at existing venues and the contribution from newly opened venues, which performed very well in the quarter.

•Golf Equipment
•Segment revenue decreased $24.3 million (or 5.2%, 1.5% constant currency), primarily due to the inventory catch-up at retail in Q1 2022 that did not recur in Q1 2023 and foreign currency headwinds versus last year.
•Segment operating income slightly exceeded the Company’s expectations due to the successful Paradym launch, decreasing $19.2 million (or 19.0%) due to foreign exchange rate impacts. Segment gross margin improved 140 basis points on a constant currency basis with freight and price more than offsetting inflation.

•Active Lifestyle
•Segment revenue increased $70.0 million (or 28.0%, 32.1% constant currency), driven by strong brand momentum at both TravisMathew and Jack Wolfskin.
•Segment operating income increased $10.6 million (or 39.7%), as continued momentum in the business and favorable freight costs more than offset unfavorable foreign exchange rate impacts.

The following is a reconciliation of total segment operating income to income before income taxes for the three months ended March 31, 2023 and 2022:

	Three Months Ended March 31,
(in millions)	2023	2022	Change
Total segment operating income:	$121.7	$134.0	$(12.3)
Corporate costs and expenses(1)	(41.2)	(39.7)	(1.5)
Income from operations	80.5	94.3	(13.8)
Interest expense	(49.6)	(31.4)	(18.2)
Other (expense) income, net	(10.1)	8.1	(18.2)
Income before income taxes	$20.8	$71.0	$(50.2)

(1) Includes corporate overhead and certain non-recurring and non-cash items as described in the schedules to this release.

2023 BUSINESS OUTLOOK
The 2023 projections set forth below are based on the Company’s best estimates at this time.

FULL YEAR 2023 OUTLOOK
(in millions, except percentages and per share data)
	2023 Current Estimate	2023 Previous Estimate	2022 Reported Results
Consolidated Net Revenues	$4,420 - $4,470	$4,415 - $4,470	$3,996
Topgolf Revenue	Approx. $1,900	Approx. $1,900	$1,549
Topgolf Same Venue Sales Growth(1)	Mid-to-High Single Digit %	High Single Digit %	7%
Consolidated Adjusted EBITDA	$625 - $640	$620 - $640	$558
Topgolf Adjusted EBITDA	$315 - $325	$310 - $320	$235
Non-GAAP Diluted Earnings per Share	$0.63 - $0.69	$0.70 - $0.78	$0.82
Shares Outstanding	Approx. 200	Approx. 200	201

(1) Same venue sales growth for 2021 and 2022 were measured in comparison to 2019, given the pandemic impacts in 2020. For Q1 2023, same venue sales growth is measured in comparison to the prior year, 2022.

SECOND QUARTER 2023 OUTLOOK
(in millions)
	Q2 2023 Estimate	Q2 2022 Reported Results
Consolidated Net Revenues	$1,175 - $1,195	$1,116
Topgolf Revenue	$475 - $485	$404
Consolidated Adjusted EBITDA	$195 - $205	$207
Topgolf Adjusted EBITDA	$87 - $93	$86

ADDITIONAL INFORMATION AND DISCLOSURES
Conference Call and Webcast
The Company will be holding a conference call at 2:00 p.m. Pacific time today, May 9, 2023, to discuss the Company’s financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at https://www.topgolfcallawaybrands.com/news-and-events/presentations. A replay of the conference call will be available approximately two hours after the call ends. The replay may be accessed through the Investor Relations section of the Company’s website at https://www.topgolfcallawaybrands.com.
Non-GAAP Information
The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:
Constant Currency Basis. The Company provided certain information regarding the Company’s financial results or projected financial results on a "constant currency basis" or as "constant currency" results. This information estimates the impact of changes in foreign currency exchange rates on the translation of the Company’s current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.
Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization and depreciation of acquired intangible assets and purchase accounting adjustments. For 2023, non-recurring items include legal costs and credit agency fees relating to, and debt modification costs in connection with, the 2023 debt refinancing, and IT integration and implementation costs stemming from acquisitions. For 2022, non-recurring items include legal costs and credit agency fees related to a postponed debt refinancing, IT integration and implementation costs associated with new ERP systems stemming from acquisitions and non-cash asset write-downs.
Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and the non-recurring and non-cash items referenced above.
In addition, the Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company’s business with regard to these items.

For forward-looking Adjusted EBITDA, non-GAAP diluted earnings per share and Topgolf Adjusted EBITDA (together, the “Projected Non-GAAP Measures”) information provided in this release, reconciliation of such Projected Non-GAAP Measures to the most closely comparable GAAP financial measures is not provided because the Company is unable to provide such reconciliation without unreasonable efforts. The inability to provide a reconciliation is because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact net income in the future but would not impact the Projected Non-GAAP measures. These items may include certain non-cash depreciation, which will fluctuate based on the Company’s level of capital expenditures, non-cash amortization of intangibles related to the Company’s acquisitions, income taxes, which can fluctuate based on changes in the other items noted and/or future forecasts, and other non-recurring costs and non-cash adjustments. Historically, the Company has excluded these items from the Projected Non-GAAP Measures. The Company currently expects to continue to exclude these items in future disclosures of the Projected Non-GAAP Measures and may also exclude other items that may arise. The events that typically lead to the recognition of such adjustments are inherently unpredictable as to if or when they may occur, and therefore actual results may differ materially. This unavailable information could have a significant impact on net income.

Definitions
Same venue sales. Topgolf Callaway Brands defines same venue sales for its Topgolf business as sales for the comparable venue base, which is defined as the number of Company-operated venues with at least 24 full fiscal months of operations in the year of comparison.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company’s (and its segments’) second quarter and full year 2023 guidance (including net revenues, Adjusted EBITDA, Topgolf Adjusted EBITDA, free cash flow, and Topgolf venue profitability), performance against long-term financial targets, strength and demand of the Company’s products and services, continued brand momentum, demand for golf and outdoor activities and apparel, continued investments in the business, consumer trends and behavior, future industry and market conditions, foreign currency effects and their impacts, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “estimate,” “could,” “would,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions; ongoing increases in operating and freight costs; global supply chain constraints and challenges; the Company’s level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company’s business; consumer acceptance of and demand for the Company’s and its subsidiaries’ products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company’s hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company’s and its subsidiaries’ products and services or on the Company’s ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company’s products or in manufacturing the Company’s products; and a decrease in participation levels in golf generally. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Topgolf Callaway Brands
Topgolf Callaway Brands Corp. (NYSE: MODG) is an unrivaled tech-enabled Modern Golf and active lifestyle company delivering leading golf equipment, apparel, and entertainment, with a portfolio of global brands including Topgolf, Callaway Golf, TravisMathew, Toptracer, Odyssey, OGIO, Jack Wolfskin, and World Golf Tour ("WGT"). "Modern Golf" is the dynamic and inclusive ecosystem that includes both on-course and off-course golf. For more information, please visit https://www.topgolfcallawaybrands.com.

Investor Contact
Lauren Scott
(760) 931-1771
invrelations@tcbrands.com

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$180.6	$180.2
Restricted cash	0.5	19.1
Accounts receivable, net	454.8	167.3
Inventories	929.8	959.2
Other current assets	189.1	193.1
Total current assets	1,754.8	1,518.9
Property, plant and equipment, net	1,914.2	1,809.6
Operating lease right-of-use assets, net	1,411.3	1,419.1
Goodwill and intangible assets, net	3,486.8	3,487.4
Other assets, net	374.3	355.4
Total assets	$8,941.4	$8,590.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$585.8	$580.0
Accrued employee compensation and benefits	103.9	135.2
Asset-based credit facilities	110.3	219.3
Operating lease liabilities, short-term	80.0	76.4
Construction advances	51.2	35.4
Deferred revenue	102.8	94.9
Other current liabilities	40.6	35.0
Total current liabilities	1,074.6	1,176.2
Long-term debt, net	1,529.5	1,176.3
Long-term operating leases	1,430.9	1,437.5
Deemed landlord financing obligations, long-term	707.5	658.0
Deferred taxes, net	119.9	117.5
Other long-term liabilities	267.9	250.6
Total shareholders’ equity	3,811.1	3,774.3
Total liabilities and shareholders’ equity	$8,941.4	$8,590.4

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenues:
Products	$767.6	$722.4
Services	399.8	317.8
Total net revenues	1,167.4	1,040.2
Costs and expenses:
Cost of products	442.0	411.8
Cost of services, excluding depreciation and amortization	44.4	39.0
Other venue expenses	305.5	230.4
Selling, general and administrative expense	268.5	243.1
Research and development expense	22.8	17.5
Venue pre-opening costs	3.7	4.1
Total costs and expenses	1,086.9	945.9
Income from operations	80.5	94.3
Interest expense, net	(49.6)	(31.4)
Other (expense) income, net	(10.1)	8.1
Income before income taxes	20.8	71.0
Income tax benefit	(4.2)	(15.7)
Net Income	$25.0	$86.7

Earnings per common share:
Basic	$0.13	$0.47
Diluted	$0.13	$0.44
Weighted-average common shares outstanding:
Basic	185.2	185.1
Diluted	201.5	200.8

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$25.0	$86.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	56.1	42.6
Lease amortization expense	24.5	20.9
Non-cash interest on financing and deemed landlord financed leases	9.0	0.5
Amortization of debt discount and issuance costs	2.1	2.5
Deferred taxes, net	(3.7)	(12.6)
Non-cash share-based compensation	12.4	13.8
Unrealized net gains (losses) on hedging instruments and foreign currency	3.1	(0.7)
Loss on debt modification	10.5	—
Changes in assets and liabilities, net	(291.1)	(339.0)
Net cash used in operating activities	(152.1)	(185.3)

Cash flows from investing activities:
Capital expenditures	(121.4)	(124.3)
Asset acquisitions, net of cash acquired	(18.4)	—
Acquisition of intangible assets	(0.5)	—
Proceeds from sale of property and equipment	0.4	—
Net cash used in investing activities	(139.9)	(124.3)

Cash flows from financing activities:
Repayments of long-term debt	(775.8)	(77.6)
Proceeds from borrowings on long-term debt	1,224.8	60.0
Proceeds from (repayments of) credit facilities, net	(219.4)	212.2
Debt issuance cost	(1.2)	—
Payment on contingent earn-out obligation	—	(5.6)
Repayments of financing leases	(1.0)	(0.1)
Proceeds from lease financing	51.6	50.5
Exercise of stock options	3.6	—
Acquisition of treasury stock	(9.2)	(34.3)
Net cash provided by financing activities	273.4	205.1
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.6	(3.0)
Net decrease in cash, cash equivalents and restricted cash	(18.0)	(107.5)
Cash, cash equivalents and restricted cash at beginning of period	203.3	357.7
Cash, cash equivalents and restricted cash at end of period	185.3	250.2
Less: restricted cash	(4.7)	(5.2)
Cash and cash equivalents at end of period	$180.6	$245.0

TOPGOLF CALLAWAY BRANDS CORP.
CONSOLIDATED NET REVENUES AND OPERATING SEGMENT INFORMATION
(In millions)
(Unaudited)

	Net Revenues by Category
	Three Months Ended March 31,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Venues	$386.7	$306.5	$80.2	26.2%	26.6%
Topgolf other business lines	16.8	15.5	1.3	8.4%	12.3%
Golf Clubs	350.8	370.4	(19.6)	(5.3%)	(1.3%)
Golf Balls	92.9	97.6	(4.7)	(4.8%)	(2.5%)
Apparel	176.1	138.4	37.7	27.2%	32.2%
Gear, Accessories & Other	144.1	111.8	32.3	28.9%	32.1%
Total net revenues	$1,167.4	$1,040.2	$127.2	12.2%	15.1%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Net Revenues by Region
	Three Months Ended March 31,		Growth		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
United States	$811.1	$709.4	$101.7	14.3%	14.3%
Europe	153.6	134.9	18.7	13.9%	21.3%
Asia	160.2	158.6	1.6	1.0%	11.6%
Rest of world	42.5	37.3	5.2	13.9%	20.6%
Total net revenues	$1,167.4	$1,040.2	$127.2	12.2%	15.1%

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.

	Operating Segment Information
	Three Months Ended March 31,		Growth/(Decline)		Non-GAAP Constant Currency vs. 2022(1)
	2023	2022	Dollars	Percent	Percent
Net revenues:
Topgolf	$403.5	$322.0	$81.5	25.3%	25.9%
Golf Equipment	443.7	468.0	(24.3)	(5.2%)	(1.5%)
Active Lifestyle	320.2	250.2	70.0	28.0%	32.1%
Total net revenues	$1,167.4	$1,040.2	$127.2	12.2%	15.1%

Segment operating income:
Topgolf	$2.8	$6.5	$(3.7)	(56.9%)
Golf Equipment	81.6	100.8	(19.2)	(19.0%)
Active Lifestyle	37.3	26.7	10.6	39.7%
Total segment operating income	121.7	134.0	(12.3)	(9.2%)
Corporate G&A and other(2)	(41.2)	(39.7)	(1.5)	3.8%
Total operating Income	80.5	94.3	(13.8)	(14.6%)
Interest expense, net	(49.6)	(31.4)	(18.2)	58.0%
Other (expense) income, net	(10.1)	8.1	(18.2)	(224.7%)
Total Income before income taxes	$20.8	$71.0	$(50.2)	(70.7%)

(1) Calculated by applying 2022 exchange rates to 2023 reported sales in regions outside the U.S.
(2) Amount includes corporate general and administrative expenses not utilized by management in determining segment profitability, in addition to certain non-cash and non-recurring items described in the Supplemental Financial Information and Non-GAAP Reconciliation table below.

TOPGOLF CALLAWAY BRANDS CORP.
SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP RECONCILIATION
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2023					2022
	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(2)	Tax Valuation Allowance(3)	Non- GAAP	GAAP	Non-Cash Amortization and Depreciation(1)	Non-Recurring Items(4)	Tax Valuation Allowance(3)	Non- GAAP
Net revenues	$1,167.4	$—	$—	$—	$1,167.4	$1,040.2	$—	$—	$—	$1,040.2
Total costs and expenses	1,086.9	7.3	3.2	—	1,076.4	945.9	4.8	6.9	—	934.2
Income (loss) from operations	80.5	(7.3)	(3.2)	—	91.0	94.3	(4.8)	(6.9)	—	106.0
Other expense, net	(59.7)	(0.6)	(10.7)	—	(48.4)	(23.3)	(0.9)	(0.3)	—	(22.1)
Income (loss) before income taxes	20.8	(7.9)	(13.9)	—	42.6	71.0	(5.7)	(7.2)	—	83.9
Income tax (benefit) provision	(4.2)	(1.9)	(3.4)	(8.3)	9.4	(15.7)	(1.4)	(0.8)	(26.5)	13.0
Net income (loss)	$25.0	$(6.0)	$(10.5)	$8.3	$33.2	$86.7	$(4.3)	$(6.4)	$26.5	$70.9
Earnings (loss) per share - diluted (5)	$0.13	$(0.03)	$(0.05)	$0.04	$0.17	$0.44	$(0.02)	$(0.03)	$0.13	$0.36
Weighted-average shares outstanding - diluted	201.5	201.5	201.5	201.5	201.5	200.8	200.8	200.8	200.8	200.8

(1) Includes the amortization and depreciation of acquired intangible assets and purchase accounting adjustments.
(2) Primarily includes $2.0 million in legal and credit agency fees related to our 2023 debt modification, $1.2 million in IT integration and implementation costs stemming from acquisitions, and $10.5 million in losses associated with the write-off of unamortized debt issuance costs combined with nonrecurring expenses in connection with the 2023 debt modification.

(3) Related to the release of tax valuation allowances that were recorded in connection with the merger with Topgolf.
(4) Primarily includes $3.8 million in non-cash asset write-downs related to our Jack Wolfskin retail operations in Russia, $2.7 million in credit agency and legal fees related to the postponement of our debt refinancing, and $0.4 million in IT integration and implementation costs stemming from acquisitions.

(5) Periodic interest expense related to the 2020 Convertible Notes is excluded from the calculation of net income for the purpose of calculating diluted earnings per share.

TOPGOLF CALLAWAY BRANDS CORP.
NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
(Unaudited)

	2023 Trailing Twelve Month Adjusted EBITDA					2022 Trailing Twelve Month Adjusted EBITDA
	Quarter Ended					Quarter Ended
	June 30,	September 30,	December 31,	March 31,		June 30,	September 30,	December 31,	March 31,
	2022	2022	2022	2023	Total	2021	2021	2021	2022	Total
Net income (loss)	$105.4	$38.5	$(72.7)	$25.0	$96.2	$91.7	$(16.0)	$(26.2)	$86.7	$136.2
Interest expense, net	32.5	36.4	42.5	49.6	161.0	28.9	28.7	40.5	31.4	129.5
Income tax provision (benefit)	2.9	0.3	(3.5)	(4.2)	(4.5)	(15.8)	66.2	(69.5)	(15.7)	(34.8)
Depreciation and amortization expense	48.9	48.4	53.0	56.1	206.4	43.3	44.4	47.9	42.5	178.1
Non-cash stock compensation and stock warrant expense, net	11.6	10.3	9.7	12.5	44.1	11.0	10.8	12.0	14.5	48.3
Non-cash lease amortization expense	6.6	4.4	4.5	4.6	20.1	2.1	2.8	7.7	3.5	16.1
Acquisition & other non-recurring costs, before taxes(1)	(0.6)	6.1	3.1	13.7	22.3	3.3	1.9	1.9	6.9	14.0
Adjusted EBITDA	$207.3	$144.4	$36.6	$157.3	$545.6	$164.5	$138.8	$14.3	$169.8	$487.4

(1) In 2023, amounts include $2.0 million in legal and credit agency fees related to 2023 debt refinancing, $1.2 million in IT integration and implementation costs stemming from acquisitions, and $10.5 million in losses associated with the write-off of unamortized debt issuance costs combined with nonrecurring expenses in connection with the 2023 debt modification. In 2022, amounts include $5.7 million of non-cash asset write-downs, $5.9 million of implementation costs associated with new ERP systems stemming from acquisitions, $3.6 million for legal costs and credit agency fees related to a postponed debt refinancing, and $0.9 million for reorganization expenses. In 2021, amounts include $4.0 million in transaction, transition, and other non-recurring costs associated with the merger with Topgolf as well as $3.0 million in expenses related to the implementation of new IT systems for Jack Wolfskin.

TOPGOLF CALLAWAY BRANDS CORP.
TOPGOLF NON-GAAP RECONCILIATION AND SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2023	2022

Segment operating income(1):	$2.8	$6.5
Depreciation and amortization expense	36.6	28.1
Non-cash stock compensation expense	4.1	3.7
Non-cash lease amortization expense	4.5	3.2
Other income, net	0.1	—
Adjusted Segment EBITDA	$48.1	$41.5
(1) The Company does not calculate GAAP net income at the operating segment level, but has provided Topgolf’s segment income from operations as a relevant measurement of profitability. Segment income from operations does not include interest expense and taxes as well as other non-cash and non-recurring items. Segment operating income is reconciled to the Company’s consolidated pre-tax income in the Consolidated Net Revenues and Operating Segment Information included in this release.